Exhibit 99.1

Motorola Solutions Reports First-Quarter 2015 Financial Results

•	Sales of $1.2 billion, flat from a year ago, including $40 million of unfavorable foreign currency impact

•	North America sales grew 6 percent, driven by Product segment sales

•	GAAP earnings per share (EPS) from continuing operations[1] of $0.40

•	Non-GAAP[2] earnings per share (EPS) from continuing operations of $0.38 driven by lower overall operating expenses

•	Generated $151 million in operating cash flow

•	Returned $728 million to shareholders through share repurchases and cash dividends, including the repurchase of $653 million of stock in the quarter

SCHAUMBURG, Ill. – May 6, 2015 – Motorola Solutions, Inc. (NYSE: MSI) today reported its earnings results for the first quarter of 2015. Click here for a printable news release and financial tables.

SUPPORTING QUOTE

“The company delivered strong double-digit profitability growth in the first quarter, driven primarily by strength in our North America business and a leaner cost structure,” said Greg Brown, chairman and CEO of Motorola Solutions. “We remain committed to driving growth through innovation as well as improving operating leverage and cash flow generation.”

KEY FINANCIAL RESULTS (presented in millions, except per share data and percentages)

	Q1 2015	Q1 2014	% Change
Sales	$1,223	$1,228	0%

GAAP
Operating Earnings	$119	$107	11%
% of Sales	9.7%	8.7%
EPS from continuing operations	$0.40	$0.33	21%

Non-GAAP
Operating Earnings	$156	$126	24%
% of Sales	12.8%	10.3%
EPS from continuing operations	$0.38	$0.28	36%

Product Segment
Sales	$758	$752	1%
GAAP Operating Earnings	$64	$39	64%
% of Sales	8.4%	5.2%
Non-GAAP Operating Earnings	$90	$52	73%
% of Sales	11.9%	6.9%

Services Segment
Sales	$465	$476	-2%
GAAP Operating Earnings	$55	$68	-19%
% of Sales	11.8%	14.3%
Non-GAAP Operating Earnings	$66	$74	-11%
% of Sales	14.2%	15.5%

Non-GAAP financial information excludes the after-tax impact of approximately $0.02 per diluted share related to share-based compensation, intangible assets amortization expense and highlighted items. Details on these non-GAAP adjustments and the use of non-GAAP measures are included later in this news release.

OTHER SELECTED FINANCIAL RESULTS

•	Revenue – Sales were flat, including $40 million of unfavorable foreign currency impact. These results reflect 6 percent growth in North America. Product sales grew 1 percent driven primarily by an improvement in device sales, while Services declined 2 percent driven by lower iDEN and system integration sales.

•	Operating margin – GAAP operating margin was 9.7 percent of sales in the first quarter of 2015, compared with 8.7 percent in the first quarter of 2014; non-GAAP operating margin was 12.8 percent of sales, compared with 10.3 percent in the first quarter of 2014, reflecting $60 million in lower operating expenses compared with the first quarter of 2014, due largely to cost reduction and simplification initiatives across all categories as well as lower pension expense and a stronger dollar.

•	Taxes – The first-quarter GAAP effective tax rate was 31 percent. This compares with a tax rate of 4 percent in the first quarter of 2014, which included $30 million of net tax benefit associated with the net reduction in previously unrecognized tax benefits. The first-quarter non-GAAP tax rate was 29 percent, compared with a tax rate of 33 percent in the first quarter of 2014. The full-year non-GAAP tax rate is expected to be approximately 33 percent. The full-year cash tax rate is expected to be approximately 15 percent.

•	Cash flow – The company generated $151 million in operating cash from continuing operations during the quarter, reflecting an increase of $139 million over the prior year. The increase was largely driven by working capital improvements.

•	Cash and cash equivalents – The company ended the quarter with cash and cash equivalents of $3.4 billion, reflecting a net debt position of $43 million[3]. The company repurchased $653 million of its common stock in the first quarter and paid $75 million in cash dividends.

KEY HIGHLIGHTS

Strategic wins

•	$135 million system upgrade and multi-year managed services contract for the South Australia Government Radio Network that integrates voice and data capabilities, and covers more than 20 first responder agencies

•	$46 million contract with $32 million of services for multi-year software upgrades and maintenance services with Hamilton County, Ohio

•	$20 million contract for both expansion services and core products in Columbus, Georgia, that incorporates Smart Public Safety Services and P25 equipment and software

•	$19 million contract to provide 25,000 digital TETRA radios, accessories, training and logistics services to the Central Procurement Office of Schleswig-Holstein AöR (GMSH) Germany

•	A Real Time Crime Center win with the St. Louis Metropolitan Police Department to deploy an intelligence-led policing solution that integrates video management systems with computer-aided dispatch and public safety applications

Innovation and investments in growth

•	Completed two acquisitions in the Smart Public Safety business: Emergency CallWorks and PublicEngines, leading providers of software-based solutions that solidify Motorola Solutions’ offerings in command and control, next-generation 9-1-1 call center and intelligent-led policing solutions that enable predictive policing and citizen engagement capabilities for law enforcement and government entities

•	Invested in three businesses that complement the company’s Smart Public Safety technology portfolio, through the company’s venture capital arm

•	Announced the APX8000, the first all-band, Wi-Fi-enabled APX P25 portable two-way radio

•	Upgraded the MTP3000 Series TETRA radios to meet mission-critical demands for improved ruggedness, coverage, encryption and other public safety-specific functionality

BUSINESS OUTLOOK4

•	Second quarter 2015 – Motorola Solutions expects a revenue decline of 3 to 5 percent compared with the second quarter of 2014. This assumes a $45 million[5] unfavorable currency impact, which translates to revenue of flat to down 2 percent in constant currency. The company expects non-GAAP earnings per share from continuing operations in the range of $0.51 to $0.56 per share.

•	Full-year 2015 – The company revenue outlook remains unchanged as revenue is expected to be flat to down 2 percent compared to 2014. This outlook translates to revenue growth of 1 to 3 percent in constant currency. The company now expects non-GAAP earnings per share from continuing operations in the range of $3.20 to $3.40 per share.

CONFERENCE CALL AND WEBCAST

Motorola Solutions will host its quarterly conference call beginning at 7 a.m. U.S. Central Daylight Time (8 a.m. U.S. Eastern Daylight Time) Wednesday, May 6. The conference call will be webcast live with audio and slides at www.motorolasolutions.com/investor.

CONSOLIDATED GAAP RESULTS (presented in millions, except per share data)

A comparison of results from operations is as follows:

	Q1 2015	Q1 2014
Net sales	$1,223	$1,228

Gross margin	548	577
Operating earnings	119	107

Amounts attributable to Motorola Solutions, Inc. common stockholders
Earnings from continuing operations	87	85
Net earnings	74	127
Diluted EPS from continuing operations	$0.40	$0.33
Weighted average diluted common shares outstanding	217.8	258.3

HIGHLIGHTED ITEMS AND SHARE-BASED COMPENSATION EXPENSE

The table below includes highlighted items, share-based compensation expense and intangible amortization for the first quarter of 2015.

(per diluted common share)	Q1 2015
GAAP Earnings from Continuing Operations	$0.40

Highlighted Items:
Share-based compensation expense and intangible amortization	0.06
Reorganization of business charges	0.05
Gain on Sale of equity investment	(0.13)

Total Highlighted Items	(0.02)

Non-GAAP Diluted EPS from Continuing Operations	$0.38

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the GAAP results included in this presentation, Motorola Solutions also has included non-GAAP measurements of results. The company has provided these non-GAAP measurements to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to its competitors. Among other things, management uses these operating results, excluding the identified items, to evaluate performance of the businesses and to evaluate results relative to certain incentive compensation targets. Management uses operating results excluding these items because it believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the company compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Highlighted items: The company has excluded the effects of highlighted items (and any reversals of highlighted items recorded in prior periods) from its non-GAAP operating expenses and net income measurements because the company believes that these historical items do not reflect expected future operating earnings or expenses and do not contribute to a meaningful evaluation of the company’s current operating performance or comparisons to the company’s past operating performance.

Share-based compensation expense: The company has excluded share-based compensation expense from its non-GAAP operating expenses and net income measurements. Although share-based compensation is a key incentive offered to the company’s employees and the company believes such compensation contributed to the revenue earned during the periods presented and also believes it will contribute to the generation of future period revenues, the company continues to evaluate its performance excluding share-based compensation expense primarily because it represents a significant non-cash expense. Share-based compensation expense will recur in future periods.

Intangible assets amortization expense: The company has excluded intangible assets amortization expense from its Non-GAAP operating expenses and net earnings measurements, primarily because it represents a non-cash expense and because the company evaluates its performance excluding intangible assets amortization expense. Amortization of intangible assets is consistent in amount and frequency but is significantly affected by the timing and size of the company’s acquisitions. Investors should note that the use of intangible assets contributed to the company’s revenues earned during the periods presented and will contribute to the company’s future period revenues as well. Intangible assets amortization expense will recur in future periods.

Details of the above items and reconciliations of the non-GAAP measurements to the corresponding GAAP measurements can be found at the end of this press release.

BUSINESS RISKS

This press release contains “forward-looking statements” within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. The company can give no assurance that any actual or future results or events discussed in these statements will be achieved. Any forward-looking statements represent the company’s views only as of today and should not be relied upon as representing the company’s views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause the company’s actual results to differ materially from the statements contained in this release. Such forward-looking statements include, but are not limited to, Motorola Solutions’ expected full-year non-GAAP tax rate, full-year cash tax rate and financial outlook for the second quarter and full year of 2015, including the impact of currency rates. Motorola Solutions cautions the reader that the risk factors below, as well as those on pages 9 through 20 in Item 1A of Motorola Solutions, Inc.’s 2014 Annual Report on Form 10-K and in its other SEC filings available for free on the SEC’s website at www.sec.gov and on Motorola Solutions’ website at www.motorolasolutions.com, could cause Motorola Solutions’ actual results to differ materially from those estimated or predicted in the forward-looking statements. Many of these risks and uncertainties cannot be controlled by Motorola Solutions and factors that may impact forward-looking statements include, but are not limited to: (1) the economic outlook for the government communications industry; (2) the impact of foreign currency fluctuations on the company; (3) the level of demand for the company’s products; (4) the company’s ability to introduce new products and technologies in a timely manner; (5) negative impact on the company’s business from global economic and political conditions, which may include: (i) continued deferment or cancellation of purchase orders by customers; (ii) the inability of customers to obtain financing for purchases of the company’s products; (iii) increased demand to provide vendor financing to customers; (iv) increased financial pressures on third-party dealers, distributors and retailers; (v) the viability of the company’s suppliers that may no longer have access to necessary financing; (vi) counterparty failures negatively impacting the company’s financial position; (vii) changes in the value of investments held by the company’s pension plan and other defined benefit plans, which could impact future required or voluntary pension contributions; and (viii) the company’s ability to access the capital markets on acceptable terms and conditions; (6) the impact of a security breach or other significant disruption in the company’s IT systems, those of our partners or suppliers or those we sell to or operate or maintain for our customers; (7) the outcome of ongoing and future tax matters; (8) the company’s ability to purchase sufficient materials, parts and components to meet customer demand, particularly in light of global economic conditions and reductions in the company’s purchasing power; (9) risks related to dependence on certain key suppliers, subcontractors, third-party distributors and other representatives; (10) the impact on the company’s performance and financial results from strategic acquisitions or divestitures; (11) risks related to the company’s manufacturing and business operations in foreign countries; (12) the creditworthiness of the company’s customers and distributors, particularly purchasers of large infrastructure systems; (13) exposure under large systems and managed services contracts, including risks related to the fact that certain customers require that the company build, own and operate their systems, often over a multi-year period; (14) the ownership of certain logos, trademarks, trade names and service marks including “MOTOROLA” by Motorola Mobility Holdings, Inc.; (15) variability in income received from licensing the company’s intellectual property to others, as well as expenses incurred when the company licenses intellectual property from others; (16) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (17) the impact of the percentage of cash and cash equivalents held outside of the United States; (18) the ability of the company to pay future dividends due to possible adverse market conditions or adverse impacts on the company’s cash flow; (19) the ability of the company to repurchase shares under its repurchase program due to possible adverse market conditions or adverse impacts on the company’s cash flow; (20) the impact of changes in governmental policies, laws or regulations; (21) negative consequences from the company’s outsourcing of various activities, including certain business operations, information technology and administrative functions; (22) the impact of the sale of the company’s enterprise legacy information systems, including components of the enterprise resource planning (ERP) system and the implementation of a new ERP system; and (23) the company’s ability to return proceeds of the sale of the Enterprise business to shareholders and the timing thereof. Motorola Solutions undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

DEFINITIONS

[1]	Amounts attributable to Motorola Solutions, Inc. common shareholders.
[2]	Non-GAAP financial information excludes from GAAP results the effects of share-based compensation expense, intangible assets amortization expense and highlighted items.
[3]	Net debt represents cash and cash equivalents less long-term debt, including current portion
[4]	Business outlook excludes share-based compensation expense, intangible assets amortization expense and charges associated with items typically highlighted by the company in its quarterly earnings releases.
[5]	Based on currency rates as of May 4, 2015.

ABOUT MOTOROLA SOLUTIONS

Motorola Solutions (NYSE: MSI) creates innovative, mission-critical communication solutions and services that help public safety and commercial customers build safer cities and thriving communities. For ongoing news, visit www.motorolasolutions.com/newsroom or subscribe to a news feed.

MEDIA CONTACT

Kurt Ebenhoch

Motorola Solutions

+1 847-576-1341

kurt.ebenhoch@motorolasolutions.com

INVESTOR CONTACTS

Shep Dunlap

Motorola Solutions

+1 847-576-6899

shep.dunlap@motorolasolutions.com

Chris Kutsor

Motorola Solutions

+1 847-576-4995

chris.kutsor@motorolasolutions.com

MOTOROLA, MOTOROLA SOLUTIONS and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license. All other trademarks are the property of their respective owners. ©2015 Motorola Solutions, Inc. All rights reserved.

GAAP-1

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Three Months Ended
	April 4, 2015	March 29, 2014
Net sales from products	$758	$752
Net sales from services	465	476

Net sales	1,223	1,228

Costs of products sales	359	350
Costs of services sales	316	301

Costs of sales	675	651

Gross margin	548	577

Selling, general and administrative expenses	256	307
Research and development expenditures	159	174
Other charges (income)	12	(12)
Intangibles amortization	2	1

Operating earnings	119	107

Other income (expense):
Interest expense, net:	(40)	(25)
Gains on sales of investments and businesses, net	46	7
Other	3	—

Total other income (expense)	9	(18)

Earnings from continuing operations before income taxes	128	89
Income tax expense	40	4

Earnings from continuing operations	88	85

Earnings (loss) from discontinued operations, net of tax	(13)	42

Net earnings	75	127

Less: Earnings attributable to noncontrolling interests	1	—

Net earnings attributable to Motorola Solutions, Inc.	$74	$127

Amounts attributable to Motorola Solutions, Inc. common shareholders
Earnings from continuing operations, net of tax	$87	$85
Earnings (loss) from discontinued operations, net of tax	(13)	42

Net earnings attributable to Motorola Solutions, Inc.	$74	$127

Earnings (loss) per common share
Basic:
Continuing operations	$0.40	$0.33
Discontinued operations	(0.06)	0.17

	$0.34	$0.50

Diluted:
Continuing operations	$0.40	$0.33
Discontinued operations	(0.06)	0.16

	$0.34	$0.49

Weighted average common shares outstanding
Basic	215.3	254.1
Diluted	217.8	258.3

	Percentage of Net Sales*
Net sales from products	62.0%	61.2%
Net sales from services	38.0%	38.8%

Net sales	100%	100%

Costs of products sales	47.4%	46.5%
Costs of services sales	68.0%	63.2%

Costs of sales	55.2%	53.0%

Gross margin	44.8%	47.0%

Selling, general and administrative expenses	20.9%	25.0%
Research and development expenditures	13.0%	14.2%
Other charges (income)	1.0%	-1.0%
Intangibles amortization	0.2%	0.1%

Operating earnings	9.7%	8.7%

Other income (expense):
Interest expense, net:	-3.3%	-2.0%
Gains on sales of investments and businesses, net	3.8%	0.6%
Other	0.2%	0.0%

Total other income (expense)	0.7%	-1.5%

Earnings from continuing operations before income taxes	10.5%	7.2%
Income tax expense	3.3%	0.3%

Earnings from continuing operations	7.2%	6.9%
Earnings (loss) from discontinued operations, net of tax	-1.1%	3.4%

Net earnings	6.1%	10.3%

Less: Earnings attributable to noncontrolling interests	0.1%	0.0%

Net earnings attributable to Motorola Solutions, Inc.	6.1%	10.3%

*	Percentages may not add up due to rounding

GAAP-2

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	April 4, 2015	December 31, 2014
Assets
Cash and cash equivalents	$3,353	$3,954
Accounts receivable, net	1,084	1,409
Inventories, net	381	345
Deferred income taxes	416	431
Other current assets	650	740

Total current assets	5,884	6,879

Property, plant and equipment, net	530	549
Investments	285	316
Deferred income taxes	2,179	2,151
Goodwill	390	383
Other assets	157	145

Total assets	$9,425	$10,423

Liabilities and Stockholders’ Equity
Current portion of long-term debt	$4	$4
Accounts payable	437	540
Accrued liabilities	1,536	1,706

Total current liabilities	1,977	2,250

Long-term debt	3,392	3,396
Other liabilities	1,962	2,011

Total Motorola Solutions, Inc. stockholders’ equity	2,086	2,735

Noncontrolling interests	8	31

Total liabilities and stockholders’ equity	$9,425	$10,423

Financial Ratios:
Net cash (debt)*	$(43)	$554

*	Net cash (debt) = Total cash - Current portion of long-term debt - Long-term debt

GAAP-3

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended
	April 4, 2015	March 29, 2014
Operating
Net earnings attributable to Motorola Solutions, Inc.	$74	$127
Earnings attributable to noncontrolling interests	1	—

Net earnings	75	127
Earnings (loss) from discontinued operations, net of tax	(13)	42

Earnings from continuing operations, net of tax	88	85
Adjustments to reconcile Earnings from continuing operations to Net cash provided by operating activities:
Depreciation and amortization	41	40
Gain on sale of building and land	—	(21)
Non-cash other charges (income)	1	(3)
Share-based compensation expense	21	28
Gains on sales of investments and businesses, net	(46)	(7)
Deferred income taxes	23	22
Changes in assets and liabilities, net of effects of acquisitions, dispositions, and foreign currency translation adjustments:
Accounts receivable	309	160
Inventories	(44)	(12)
Other current assets	26	16
Accounts payable and accrued liabilities	(252)	(175)
Other assets and liabilities	(16)	(121)

Net cash provided by operating activities from continuing operations	151	12

Investing
Acquisitions and investments, net	(74)	(4)
Proceeds from sales of investments and businesses, net	88	11
Capital expenditures	(33)	(41)
Proceeds from sales of property, plant and equipment	1	24

Net cash used for investing activities from continuing operations	(18)	(10)

Financing
Repayment of debt	(1)	(1)
Net proceeds from issuance of debt	—	4
Issuance of common stock	46	14
Repurchase of common stock	(653)	(57)
Excess tax benefit from share-based compensation	1	5
Payments of dividends	(75)	(79)
Distributions from discontinued operations	—	26

Net cash used for financing activities from continuing operations	(682)	(88)

Discontinued Operations
Net cash provided by operating activities from discontinued operations	—	34
Net cash used for investing activities from discontinued operations	—	(8)
Net cash used for financing activities from discontinued operations	—	(26)

Net cash provided by discontinued operations	—	—

Effect of exchange rate changes on cash and cash equivalents from continuing operations	(52)	2

Net decrease in cash and cash equivalents	(601)	(84)
Cash and cash equivalents, beginning of period	3,954	3,225

Cash and cash equivalents, end of period	$3,353	$3,141

Financial Ratios:
Free cash flow*	$118	$(29)

*	Free cash flow = Net cash provided by operating activities - Capital expenditures

GAAP-4

Motorola Solutions, Inc. and Subsidiaries

Segment Information

(In millions)

Net Sales

	Three Months Ended
	April 4, 2015	March 29, 2014	% Change
Products	$758	$752	1%
Services	465	476	-2%

Total Motorola Solutions	$1,223	$1,228	0%

Operating Earnings

	Three Months Ended
	April 4, 2015	March 29, 2014	% Change
Products	$64	$39	64%
Services	55	68	-19%

Total Motorola Solutions	$119	$107	11%

Operating Earnings %

	Three Months Ended
	April 4, 2015	March 29, 2014
Products	8.4%	5.2%
Services	11.8%	14.3%
Total Motorola Solutions	9.7%	8.7%

GAAP-5

Motorola Solutions, Inc. and Subsidiaries

Regional Revenue Information

(In millions)

During the first quarter of 2015, we restructured our regions operationally separating the Asia Pacific and Middle East region into two regions which are now reflected as Asia Pacific (“AP”) and Middle East (“ME”). As a result of this change, our sales force is better aligned and focused on the growth opportunities within each geographic region. Accordingly, we now report net sales in the following five geographic regions: North America, Latin America, Europe and Africa (“EA”), AP, and ME.

The Company’s regional net sales under the new regional alignment and as previously reported were as follows:

	Revised regional sales
	Q1	Q2	Q3	Q4	FY	FY	FY
	2014	2014	2014	2014	2014	2013	2012
North America	727	841	880	1,151	3,599	3,894	3,905
Latin America	125	134	109	140	508	518	577
EA	214	231	277	312	1,034	988	858
AP	141	168	151	185	645	749	816
ME	21	19	19	36	95	78	113

	$1,228	$1,393	$1,436	$1,824	$5,881	$6,227	$6,269

	Regional sales as previously reported
	Q1	Q2	Q3	Q4	FY	FY	FY
	2014	2014	2014	2014	2014	2013	2012
North America	727	841	880	1,151	3,599	3,894	3,905
Latin America	125	134	109	140	508	518	577
EA	214	231	277	312	1,034	988	858
APME	162	187	170	221	740	827	929

	$1,228	$1,393	$1,436	$1,824	$5,881	$6,227	$6,269

Non-GAAP-1

Motorola Solutions, Inc. and Subsidiaries

Non-GAAP Adjustments (Intangibles Amortization Expense, Share-Based Compensation Expense and Highlighted Items)

Q1 2015

Highlighted Items	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Share-based compensation expense	Cost of sales, SG&A and R&D	$21	$7	$14	$0.06
Reorganization of business charges	Cost of sales and Other charges	14	4	10	0.05
Intangibles amortization expense	Intangibles amortization	2	1	1	—
Gain on sale of equity investment	Gains on sales of investments and businesses, net	(46)	(17)	(29)	(0.13)

Total impact on Net earnings		$(9)	$(5)	$(4)	$(0.02)

Non-GAAP-2

Motorola Solutions, Inc. and Subsidiaries

Non-GAAP Segment Information

(In millions)

Net Sales

	Three Months Ended
	April 4, 2015	March 29, 2014	% Change
Products	$758	$752	1%
Services	465	476	-2%

Total Motorola Solutions	$1,223	$1,228	0%

Non-GAAP Operating Earnings

	Three Months Ended
	April 4, 2015	March 29, 2014	% Change
Products	$90	$52	73%
Services	66	74	-11%

Total Motorola Solutions	$156	$126	24%

Non-GAAP Operating Earnings %

	Three Months Ended
	April 4,	March 29,
	2015	2014
Products	11.9%	6.9%
Services	14.2%	15.5%
Total Motorola Solutions	12.8%	10.3%

Non-GAAP-3

Motorola Solutions, Inc. and Subsidiaries

Operating Earnings after Non-GAAP Adjustments

Q1 2015

	TOTAL	Products	Services
Net sales	$1,223	$758	$465
Operating earnings (“OE”)	$119	$64	$55

Above-OE non-GAAP adjustments:
Share-based compensation expense	21	14	7
Reorganization of business charges	14	10	4
Intangibles amortization expense	2	2	—

Total above-OE non-GAAP adjustments	37	26	11

Operating earnings after non-GAAP adjustments	$156	$90	$66

Operating earnings as a percentage of net sales - GAAP	9.7%	8.4%	11.8%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	12.8%	11.9%	14.2%